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                                                                   EXHIBIT 10.23

                      SUBORDINATED SECURED PROMISSORY NOTE


$1,000,000.00                                                 SEPTEMBER 19, 2000

FOR VALUE RECEIVED, receipt of which is hereby acknowledged, EDUCATIONAL INSIGHTS, INC., a California corporation ("EI"), promises to pay to the order of BURTON CUTLER and DIANA P. CUTLER, Co-Trustees, Cutler Family Trust UTD May 4, 1989 (the "Holder"), in installments as hereinafter set forth, at 10 South Middle Ridge Lane, Rolling Hills, California 90274, or such other place as the Holder shall designate, in lawful money of the United States of America, the principal sum of One Million Dollars ($1,000,000.00), together with interest from the date hereof at the rate of Nine and One-half percent (9.5%) per annum on the unpaid principal balance until paid in full.

1. PAYMENTS. Subject to the provisions of Section 4 of this Note, the principal balance plus accrued interest shall be payable in equal monthly payments of Eighteen Thousand Two Hundred Seventy-four and 70/100 Dollars ($18,274.70), each, until paid in full. Each payment shall be credited first to accrued but unpaid interest and the balance to principal, and interest shall cease to accrue on the amount of principal so paid. Interest shall be computed on the basis of a year of 365 days and the actual number of days elapsed.

2. PREPAYMENT. EI may prepay all or part of the outstanding principal balance of this Note, together with all accrued but unpaid interest thereon, at any time without premium or penalty.

3. SECURITY AGREEMENT. The obligations of EI under this Note are secured pursuant to, and this Note is entitled to the benefits and subject to the conditions of, that certain Subordinated Security Agreement of even date herewith, by and among EI and Holder, as the same may be amended from time to time (the "Security Agreement"), and Holder, and its successors and assigns, by its acceptance hereof, agrees to be bound by the provisions of the Security Agreement.

4.   SUBORDINATION.

     (a) THIS INSTRUMENT IS SUBJECT TO THE TERMS OF A SUBORDINATION AGREEMENT BY BURTON CUTLER AND DIANA P. CURLER, CO-TRUSTEES OF THE CUTLER FAMILY TRUST, UTD MAY 4, 1989 , IN FAVOR OF WELLS FARGO BUSINESS CREDIT, INC., DATED AS OF AUGUST 4, 2000.

     (b) Notwithstanding anything else herein contained to the contrary, the payment and collection of principal and interest on this Note is subordinated in right of payment and collection to the prior payment in full of all Senior Indebtedness of EI, whether outstanding on this date or hereafter created or incurred, as hereinafter specified. For purposes of this Note, "Senior Indebtedness" is defined as the principal of and premium and interest on indebtedness of EI for money borrowed from, or the payment of which has been guaranteed to, persons, firms, or corporations which regularly engage in the business of lending money including, without limitation, banks, trust companies, insurance companies and other financing institutions and charitable trusts, pension trusts and other investing organizations, evidenced by notes or similar obligations. This subordination of this Note is on the following terms:

          (1) In the event of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization or other similar proceedings pertaining to EI, or to its property, or in the event of any proceedings for voluntary liquidation, dissolution or other winding up of EI, then the holders of Senior Indebtedness shall be entitled to

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     receive payment in full of all principal and interest on all Senior
     Indebtedness before the Holder is entitled to receive any payment on account of principal or interest on this Note and, to that end, the holders of Senior Indebtedness shall be entitled to receive on application any payment or disbursement of any kind or character, whether in cash or in property or securities which may be payable or deliverable in any such proceedings in respect to the Note, except securities of EI as reorganized or readjusted or securities of EI, or any other company, provided for by a plan of reorganization or readjustment, the payment of which is subordinate to the payment of all Senior Indebtedness which may at the time be outstanding;

          (2) In the event that this Note is declared due and payable before its express maturity on the occurrence of an Event of Default as defined below (under such circumstances that the provisions of Section 4(a) are not applicable), the Holder will be entitled to payment only after there is first paid in full on the Senior Indebtedness outstanding at the time this Note becomes due and payable because of such Event of Default all principal and interest becoming due and payable under the Senior Indebtedness, whether according to its terms, by acceleration or otherwise, or payment has been provided therefor in a manner satisfactory to the holders of such Senior Indebtedness.

          (3) No present or future holder of Senior Indebtedness will be prejudiced in its right to enforce subordination of this Note by any act or failure to act on the part of EI. The provisions of this Section 4 are solely for the purpose of defining the relative rights of the holders of Senior Indebtedness, on the one hand, and the Holder, on the other hand, and nothing in this Note will, as between EI and the Holder, impair the obligation of EI to pay to the Holder the principal and interest under this
     Note in accordance with its terms, nor will anything in this Note prevent the Holder from exercising all remedies otherwise permitted by applicable law upon default hereunder subject only to the rights, if any, under this
     Section 4 of holders of Senior Indebtedness to receive cash, property or securities otherwise payable or deliverable to the Holder.

          (4) The Holder shall, as required by the holders of Senior Indebtedness from time to time, execute and deliver to them all additional documents and instruments of subordination as are not inconsistent with the foregoing.

5. DEFAULT. The following events shall constitute a default hereunder ("Events of Default"):

     (a)  If EI shall:

          (1) Admit in writing its inability to pay its debts generally as they become due;

          (2) File a voluntary petition in bankruptcy or to take advantage of any insolvency act;

          (3)  Make an assignment for the benefit of its creditors;

          (4) Consent to the appointment of a receiver of the whole or any substantial part of its property;

          (5) Have an involuntary petition in bankruptcy filed against it which is not dismissed within sixty (60) day of the filing thereof;

          (6) Fail to perform any obligation imposed on it under that "Loan Commitment Agreement" among EI and Holder dated September 15, 2000 (the

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     Loan Commitment Agreement") and such non-performance is uncured and continuing at the expiration of ten (10) days following EI's receipt of written notice of such failure; or

          (7) Fail to perform any obligation imposed on it under the Security Agreement and such non-performance is uncured and continuing at the expiration of ten (10) days following EI's receipt of written notice of such failure;

     (b) If any installment shall not be paid within ten (10) days after EI's receipt of written notice of this Event of Default; and

     (c) If EI shall fail to acquire the HvB Option (as that term is defined in the Loan Commitment Agreement) within ninety (90) days following the date first above written.

6.   ACCELERATION; PAYMENT ON ACCELERATION; REMEDIES.

     (a) If any one or more Events of Default occurs, the Holder, by notice in writing to EI, may declare the principal of and all accrued interest on all Notes then outstanding immediately due and payable without further notice or demand.

     (b) Upon any such acceleration of the maturity of this Note, subject to the provisions of Section 4 EI shall, within thirty (30) days pay to the Holder the entire unpaid principal balance and accrued interest to the date of such payment.

     (c) If EI fails to make payment to the Holder as provided in the preceding Subsection (c), the Holder shall, subject to the provisions of Section 4, be entitled and empowered to take such measures as may be appropriate to enforce the EI's obligations under this Note, by judicial proceedings or otherwise. In the event suit is brought to enforce payment of this Note, the EI shall pay a reasonable attorney's fee to be fixed by the court.

7.   GENERAL PROVISIONS.

     (a) The Holder shall not be deemed, by any act of omission or commission, to have waived any of its rights or remedies hereunder unless such waiver is in writing and signed by the Holder and then only to the extent specifically set forth in writing. A waiver with reference to one event shall not be construed as continuing or as a bar to or waiver of any right or remedy as to a subsequent event. No delay or omission of the Holder to exercise any right, whether before or after a default hereunder, shall impair any such right or shall be construed to be a waiver of any right or default, and the acceptance at any time by the Holder of any past-due amounts shall not be deemed to be a waiver of the right to require prompt payment when due of any other amounts then or thereafter due and payable. All payments shall be made without set-off or counterclaim.

     (b) The remedies of the Holder as provided herein, or at law or in equity, shall be cumulative and concurrent, and may be pursued singly, successively or together at the sole discretion of the Holder, and may be exercised as often as occasion therefor shall occur; and the failure to exercise any such right or remedy shall in no event be construed as a waiver or release thereof.

     (c) This Note shall be governed and construed in accordance with and pursuant to the laws of the State of California.

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     (d)  Upon payment in full of all principal and interest payable hereunder, this Note shall be surrendered to EI for cancellation.

IN WITNESS WHEREOF, EI, by the undersigned thereunto duly authorized, and intending to be legally bound hereby, has duly executed and delivered this Note the day and year first above written.


Educational Insights, Inc.                           [Corporate Seal]
("EI")


By:      /s/ G. REID CALCOTT
  -----------------------------------------
         G. Reid Calcott, President


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